Exhibit 99.1

INVESTOR LETTER
Q3 2023
Nov. 6, 2023
1

TABLE OF CONTENTS

03    Letter to Investors
04    Financial Results
07    SBU Results
13    Outlook
15    End Notes
15    Conference Call Details
16    Important Disclosures
Forward-Looking Statements
Non-GAAP Financial Measures
Use of Hyperlinks
17    Reference Tables
Financial Tables (Unaudited)
Other Data Tables
As part of Goodyear’s 125th anniversary celebration, Goodyear helped revitalize the iconic Goodyear sign that shines over the company’s former headquarters. The historic Goodyear sign has served as both a Goodyear and Akron icon and represents Goodyear’s continued commitment to the Akron community.
Reconciliation of Non-GAAP Financial Measures
See “Important Disclosures – Non-GAAP Financial Measures” and “Reference Tables” for further explanation and reconciliation tables for Total Segment Operating Income and Margin; Free Cash Flow; Adjusted Net Income (Loss); and Adjusted Diluted Earnings per Share, reflecting the impact of certain significant items on the 2023 and 2022 periods.
Letter to Investors                Financial Results                SBU Results                Outlook                End Notes Disclosures                Reference Tables
2

Q3 2023—2
LETTER TO INVESTORS
Fellow Shareholders:
Strong execution amid improving industry conditions enabled us to deliver solid operating results during the third quarter. At the same time, we continue to lay the foundation for long-term value creation, led by the work of our board’s Strategic and Operational Review Committee. We look forward to updating you on the committee’s recommendations in a separate call on November 15. In our August investor letter, we indicated that second half 2023 segment operating margin would get much closer to our near-term target of 8% and our third quarter results reflect this trend. Encouragingly, two out of three of our regions – Americas and Asia Pacific – delivered SOI margins above 8% during the quarter. Third quarter segment operating income margin was 6.5% and we continue to anticipate further gains during the fourth quarter.
This was the first quarter in two years where the benefits of price/mix vs. raw materials exceeded inflation, including price remaining a benefit in the quarter. And, importantly, we were able to expand margins in the context of a global tire industry that remains below 2019 levels: consumer replacement industry volumes remained 5% below 2019 on a year-to-date basis while OE remained about 2% lower.
That said, there were signs of improving volume conditions in several of our markets, including the U.S., where industry volume grew 10% over last year, indicating an end to channel destocking that began in late 2022. Demand for travel in the U.S., meanwhile, remained strong, with vehicle miles traveled more than 2% above last year’s level. During the quarter, we continued our strategy to focus on the most profitable segments where we can capture the value of our products, brands and technology in the market.
Our Asia Pacific segment continued to generate momentum, benefitting from a focus on growing in premium segments of the markets – including EVs, SUVs and luxury vehicles. The region recorded the highest quarterly segment operating income in several years and is positioned to return to 2019 earnings levels this year.
The consumer replacement market in Europe, on the other hand, has remained weak, reflecting above-average channel inventory levels driven by softer sell-out trends and an influx of low-cost imports. While our volume performance was solid among Tier 1 competitors, earnings remain below historical levels and are not reflective of what the business can deliver. Current conditions have caused us to lean further into our overall cost structure to improve our competitiveness going forward.
As we do so, we also continue to strengthen our premium tire lineup in targeted market segments, evident in a host of new product launches during the quarter. We continue to be recognized for our product lineup and leading technology. During the quarter, AutoBild – an influential auto publication – designated us as Manufacturer of the Year for outstanding performance in the winter tire category. This recognition follows our award earlier this year as Manufacturer of the Year for summer tires.
Our products have never been stronger and our positioning in the marketplace has never been better. While we expect margin growth again in the fourth quarter, we see significant room for improvement in SOI margin as we move ahead. I look forward to sharing more about our plans next week.
I am proud of everything our team is doing to execute and position us to win. I am excited about Goodyear’s future and our ability to capture value today while positioning for further success in the future.
Rich Kramer
Chairman, Chief Executive Officer & President
As part of Goodyear’s 125th anniversary celebration, Goodyear helped revitalize the iconic Goodyear sign that shines over the company’s former headquarters. The historic Goodyear sign has served as both a Goodyear and Akron icon and represents Goodyear’s continued commitment to the Akron community.
Reconciliation of Non-GAAP Financial Measures
See “Important Disclosures – Non-GAAP Financial Measures” and “Reference Tables” for further explanation and reconciliation tables for Total Segment Operating Income and Margin; Free Cash Flow; Adjusted Net Income (Loss); and Adjusted Diluted Earnings per Share, reflecting the impact of certain significant items on the 2023 and 2022 periods.
Letter to Investors                Financial Results                SBU Results                Outlook                End Notes Disclosures                Reference Tables
Q3 202

FINANCIAL RESULTS

Tire Volumes

Tire unit volume in the quarter totaled 45.3 million units, down 2.8% from prior year.

Global replacement volume was lower by 5.3%, driven by Americas and EMEA. The Americas decline reflects the impact of increased low-cost imports in Latin America, the residual effects of the tornado on our facility in Tupelo, MS and continued weakness in the commercial truck industry. These headwinds were partly offset by strong growth in premium segments of the U.S. market. The European result reflects continued channel destocking during the quarter.

Global OE volume increased 5.7%, driven by share gains in Asia Pacific.

TIRE UNITS

(1.4)m YoY

-2.8%


46.7
2022
45.3
2023

(2.0)m UNITS — REPLACEMENT -5.3% YoY

0.6m UNITS — OE +5.7% YoY

Income Statement

Third quarter sales decreased 3.2% compared to prior year driven by the impact of commercial truck industry weakness and lower other-tire related sales (mostly the effect of lower third-party chemical sales). The currency impact increased sales by less than 1%. Revenue per tire increased 2%, excluding the impact of foreign exchange.

Third quarter 2023 net loss was $89 million ($0.31 per share loss) compared to net income of $44 million ($0.16 per share) a year ago. The decrease in net income was primarily due to higher rationalization costs of $153 million, driven by a rationalization and workforce reorganization plan in Europe to improve our cost structure and a plan to change our operating model in Australia and New Zealand to a third-party distribution and retail sales approach.

After adjusting for significant items, our third quarter net income was $104 million, compared to $116 million in the prior year's quarter.

Adjusted earnings per share on a diluted basis were $0.36 compared to $0.40 a year ago.

NET SALES

($169)m YoY

-3.2%


$5,311
2022
$5,142
2023

NET INCOME (LOSS)

($133)m YoY


$44
2022
2023
($89)

	2022	2023
RETURN ON NET SALES	0.8%	-1.7%
EPS	$0.16	($0.31)
ADJUSTED EPS	$0.40	$0.36

SEGMENT OPERATING INCOME

($37)m YoY

-9.9%


$373
2022
$336
2023

	2022	2023
SOI MARGIN	7.0%	6.5%

Terms: Units & $ in millions except per share amounts
All per share amounts are diluted

Letter to Investors | **Financial Results** | SBU Results | Outlook | End Notes | Disclosures | Reference Tables

GOODYEAR Q3 2023 - 4

FINANCIAL RESULTS

Segment Operating Income Drivers

Reported third quarter segment operating income was $336 million, down $37 million compared to prior year. Excluding the impact of the fire at our Debica, Poland facility and the storm at our Tupelo, MS facility, third quarter segment operating income was $347 million.

The impact of lower volume was ($87) million, including ($26) million from lower sales volume and ($61) million from lower production during the second quarter to align with industry demand (down 3.9 million units compared to the second quarter of the prior year).

Results included benefits of improved price/mix of $22 million and lower raw material costs of $140 million. Positive price/mix reflected the benefit of price increases over the last 12 months in EMEA and Asia Pacific, partially offset by the negative mix impact related to lower commercial truck volume in Americas.

Calculated inflation of ($84) million reflected a global inflation rate of approximately 4%, which was partly offset by $17 million of cost savings.

"Other" changes in segment operating income of ($43) million were driven by a ($23) million net impact from other tire-related businesses – mainly lower earnings in our chemicals business driven by lower feedstock pricing. "Other" also includes ($11) million in impacts from discrete events, including ($6) million from the fire that impacted our Debica, Poland facility and ($5) million from the storm that impacted our Tupelo, MS facility.

Segment Operating Income Third Quarter 2023 versus 2022


Includes impact of Debica fire & Tupelo storm
$373
Q3 2022 SOI
($26)
Volume
($61)
Unabsorbed Fixed Cost
$22
Price/Mix
$140
Raw Materials
($84)
Calculated Inflation (CPI)
$17
Cost Savings
($2)
Currency
($43)
Other
$336
Q3 2023 SOI
($87) Total Volume Impact
$162 Net P/M vs Raws
($67) Net Cost Savings

Terms: $ in millions

Letter to Investors | Financial Results | SBU Results | Outlook | End Notes | Disclosures | Reference Tables

GOODYEAR

Q3 2023 - 5

FINANCIAL RESULTS

Balance Sheet and Cash Flows

At the end of the third quarter, total debt was $8.7 billion compared to $8.6 billion at the same time last year. Net debt was $7.7 billion, compared to $7.4 billion at the end of the third quarter 2022.

Cash flows from operating activities for the third quarter were a source of $230 million compared with a use of $94 million in the prior year driven by improvements in working capital.

TOTAL DEBT
+$20m YoY

NET DEBT
+$261m YoY



$8,646
$8,666
$7,403
$7,664
2022
2023
AS OF SEPTEMBER 30
Terms: $ in millions



Debt Maturity Schedule Third Quarter 2023



$1,960[2(a)]
$58[2(b)]
$318[2(c)]
$801
$1,690
$1,089
$1,104
$850
$1,600
2023
2024
2025
2026
2027
2028
2029
≥2030
Funded Debt
Undrawn Credit Lines
Terms: US$ millions

Letter to Investors | Financial Results | SBU Results | Outlook | End Notes | Disclosures | Reference Tables

GOODYEAR
Q3 2023 - 6

SBU RESULTS - AMERICAS

Third Quarter Summary

Americas third quarter segment operating margin of 8.3% represents a meaningful inflection from first half operating margin of approximately 3%.

Overall volume in Americas was down 4.9%, driven by the impact of increased low-cost imports in Latin America, the continuing effects of the storm on our facility in Tupelo, MS (0.4 million units) and commercial truck industry conditions.

Before the effects of the storm, our consumer replacement volumes in the U.S. were up 3%, signaling a reversal of recent industry destocking trends. This result was below the industry, reflecting a strategy focused on high-value segments of the market. While the Americas consumer replacement industry forecast for the fourth quarter has been lowered based on stronger than expected U.S. growth in the third quarter, we expect our fourth quarter volume to be the highest of any quarter this year.

Our commercial truck replacement volumes declined 10% on continued industry destocking - better than the industry, which declined 16%. We expect destocking to be largely complete in the fourth quarter.



Net Sales

Net sales in Americas of $3.1 billion decreased by $184 million, or 5.6%, compared with the third quarter of 2022.

Commercial weakness impacted sales by ($93) million, or 2.8%, while lower sales in our other-tire related businesses - mainly third-party chemical sales - impacted sales by ($67) million, or 2%.

NET SALES

($184)m
-5.6% YoY



$3,304
2022
$3,120
2023

Segment Operating Income

Segment operating income in Americas was $258 million compared with $306 million a year ago - a decrease of $48 million.

This result reflects the impact of lower volume, including ($21) million of lower sales volume and ($37) million of unabsorbed overhead from lower production in the second quarter.

Net price/mix versus raw materials was $51 million. Raw material cost decreases of $95 million more than offset price/mix of ($44) million. Lower price/mix reflects weaker commercial business results, driven by the mix effect of lower volume in a continued weak industry environment. Consumer replacement pricing remained stable in the quarter.

Net cost savings were ($19) million, driven by the continuing effects of inflation on our business. Segment operating income was also negatively impacted by other tire-related businesses of ($17) million, including lower earnings in our chemicals business driven by lower feedstock pricing.

SEGMENT OPERATING INCOME

($48)m
-15.7% YoY



$306
2022
$258
2023

	2022	2023
SOI MARGIN	9.3 %	8.3 %

Terms: $ in millions

Letter to Investors | Financial Results | SBU Results | Outlook | End Notes | Disclosures | Reference Tables

GOODYEAR

Q3 2023 - 7

SBU RESULTS - AMERICAS

Tire Volumes

Overall volume in Americas was down 1.2 million units, or 4.9% below third quarter 2022 levels. Replacement volume was 5.0% lower (1.1 million units), while OE volume was 4.3% lower (0.1 million units).

- The decrease in replacement volume reflects declines in Latin America and the continuing effects of the storm on our facility in Tupelo, partly offset by strong growth in premium segments of the U.S. market. The decrease also reflects weak commercial truck industry conditions.
    - Year-to-date consumer replacement share in the U.S. was flat with last year, before the effects of the storm.
- The OE result primarily reflects weaker commercial truck build rates (0.1 million units) given softer trucking industry conditions.

TIRE UNITS



(1.2)m
-4.9%
YoY
24.1
2022
22.9
2023
(1.1)m UNITS
REPLACEMENT -5.0% YoY
(0.1)m UNITS
OE -4.3% YoY

Terms: Units in millions

Sell-Out Activity

U.S. industry retail sales to end consumers (i.e., "sell out") were up slightly compared to prior year. Goodyear-branded sell-out volumes outperformed in the premium segment.

At the end of the third quarter, Goodyear's U.S. consumer replacement channel inventories were about 10% below 2022 year-end levels.



GOODYEAR

Letter to Investors | Financial Results | SBU Results | Outlook | End Notes | Disclosures | Reference Tables

GOODYEAR

Q3 2023 - 8

Q3 2023—8
SBU RESULTS—EMEA
Third Quarter Summary
EMEA’s earnings remained below historical levels due to continued industry volume weakness and elevated inflation. At the same time, results also reflect strong price/ mix performance and the benefit of lower raw material costs – which helped drive a sequential improvement in earnings. While consumer replacement industry volumes remained soft on continued destocking (down approximately 5% in the quarter), our market share remained flat versus prior year, including strong Tier 1 performance. Our commercial truck volumes declined 11%, also reflecting weak industry conditions and increased competition from low-cost imports.
Net Sales
Net sales in EMEA of $1.4 billion increased $16 million, or 1.2%, compared with the third quarter of 2022.
The increase in sales was driven by an increase in revenue per tire of 10%, before the effect of foreign currency, and positive foreign currency translation, partly offset by lower unit volumes of 4.9%.
Segment Operating Income
Segment operating income in EMEA was $22 million compared with $30 million a year ago – a decrease of $8 million.
This result reflects the impact of lower volume, including ($12) million of lower sales and ($23) million of unabsorbed overhead from lower production in the second quarter.
The benefit of price/mix in the quarter was $59 million, driven by previously announced price increases in the region. Lower raw material costs impacted the quarter favorably by $34 million. These benefits more than offset ($45) million of higher costs. Additionally, industry weakness in other tire-related businesses of
($7) million and ($6) million resulting from a fire in our factory in Debica, Poland impacted our results.
NET SALES
+ $ 16m     $1,358$1,374
YoY
+1.2%     20222023
Letter to Investors     Financial Results SBU Results Outlook End Notes Disclosures Reference Tables
                 Q3 2023—9
SBU RESULTS—EMEA

SBU RESULTS - EMEA

Tire Volumes

Overall volume in EMEA was down 0.8 million units, or 4.9% below third quarter 2022 levels. Replacement volume was 6.8% lower (0.8 million units), while OE volume was approximately flat.

- The decline in replacement volume (for both Goodyear and the industry) during the third quarter reflects continued channel destocking.
- OE volume reflects growth in consumer offset by declines in commercial.

TIRE UNITS



(0.8)m
-4.9%
YoY
13.3
2022
12.5
2023
(0.8)m
UNITS
REPLACEMENT
-6.8% YoY
-0.0m
UNITS
OE
+1.7% YoY
Terms: Units in millions

Sell-Out Activity

Industry retail sales to end consumers (i.e., "sell out") were approximately flat during the quarter. Goodyear-branded sell-out volumes outperformed in the premium segment.

At the end of the third quarter, Goodyear's European consumer replacement channel inventories were down 7% compared with a year ago, continuing the trend of industry destocking we've seen throughout the year. We expect continued destocking in the fourth quarter.

Update On Debica, Poland Operations

We previously shared that a fire at our Debica, Poland manufacturing facility on August 20, 2023 significantly damaged a portion of the curing area and caused a temporary shutdown. Tire production is currently at approximately 70% of capacity.

We estimate the negative earnings impact related to the fire during the quarter was $14 million, consisting of $8 million in corporate expense for an insurance deductible and $6 million in EMEA's segment operating income. We expect an approximately $15 million negative impact to segment operating income in the fourth quarter and approximately $5 million of additional corporate expense.

We expect a full ramp-up by the fourth quarter of 2024 given the lead time to replace the damaged equipment. We will provide an estimated impact to 2024 after we have confirmed the restoration schedule.

We expect that a significant portion of the total business interruption impacts will ultimately be reimbursed by our insurance after the claim is complete.

Update on European Cost Structure Review

In addition to manufacturing footprint actions shared in the second quarter, we announced a plan during the third quarter to streamline our operating structure in EMEA, improve our competitive position and drive growth.

The most recently announced plan includes streamlining the EMEA segment around two product business units, simplifying customer-facing teams, centralizing corporate functions, better utilizing our shared services organization and consolidating R&D across EMEA.

The actions, which remain subject to required consultation with relevant stakeholders, are expected to result in $30 million to $35 million of year-over-year savings in 2024 and approximately $100 million of run-rate savings by 2025 (from a 2022 baseline).

Letter to Investors | Financial Results | SBU Results | Outlook | End Notes | Disclosures | Reference Tables

GOODYEAR

Q3 2023 - 10

SBU RESULTS - ASIA PACIFIC

Third Quarter Summary

Asia Pacific results reflect continued growth in volume and segment operating income, driven by China. Strong volume and continued benefits from price/mix versus raw material and other cost increases drove operating margin to 8.6% in the quarter – the highest level since before the pandemic.

OE fitment wins geared toward premium vehicles, including EVs, drove the strong volume performance. Our overall product positioning, together with our aligned distribution model in consumer replacement, will enable us to continue our growth momentum.



Net Sales

Net sales in Asia Pacific of $648 million were approximately flat compared to the third quarter of 2022.

The sales result reflects a 5.4% increase in tire volume, offset by the impact of currency devaluation.

NET SALES


($1.0)m
-0.2%
YoY
$649
2022
$648
2023

Segment Operating Income

Segment operating income in Asia Pacific was $56 million compared with $37 million a year ago – an increase of $19 million.

This result reflects a $7 million benefit of increased sales volume.

The benefit of price/mix in the quarter was $7 million, driven by previously announced price increases in the region. Lower raw material costs impacted the quarter favorably by $11 million. These benefits more than offset ($6) million of inflation.

SEGMENT OPERATING INCOME


+$19m
+51.4%
YoY
$37
2022
$56
2023
SOI MARGIN
5.7%
8.6%

Terms: $ in millions

Letter to Investors | Financial Results | SBU Results | Outlook | End Notes | Disclosures | Reference Tables

GOODYEAR

Q3 2023 - 11

SBU RESULTS - ASIA PACIFIC



Tire Volumes

Overall volume in Asia Pacific was up 0.6 million units in the quarter, or 5.4% above 2022 levels. Replacement volume decreased 3.5% (0.1 million units), while OE volume increased 18.5% (0.7 million units). Replacement volume followed industry trends while the OE result reflects the ramp-up of new EV fitment wins in the quarter.

TIRE UNITS

+0.6m YoY
+5.4%



9.3
2022
9.9
2023

(0.1)m UNITS — **REPLACEMENT** -3.5% YoY

0.7m UNITS — **OE** +18.5% YoY

Terms: Units in millions

Go-to-Market Strategy Update

Earlier in the quarter, we shared a plan to simplify our go-to-market strategy and improve the profitability of our business in Australia and New Zealand. The proposed plan will change the Company's operating model in these countries to a third-party distribution and retail sales model instead of a company-owned approach. These changes will allow us to better serve our customers while improving our cost structure in those markets.

The proposed plan will lead to the exit of 9 warehouse locations and the sale or exit of approximately 100 retail and fleet store locations.

This action is expected to deliver $50 million to $55 million of improved segment operating income in 2025 and annually thereafter, primarily through a reduction of selling, administrative and general expenses.





SUSTAINABILITY



INTELLIGENCE

Letter to Investors | Financial Results | SBU Results | Outlook | End Notes | Disclosures | Reference Tables

GOODYEAR

Q3 2023 - 12

Letter to Investors Financial Results SBU Results Outlook End Notes D i sclosures Reference Tables
Fourth Quarter 2023
Since our last update, our fourth quarter results are expected to be negatively impacted by a fire in our factory in Poland (~$20 million discrete impact). Despite this development, we expect our fourth quarter volume to be the highest of any quarter this year and we continue to expect sequential margin expansion, reflecting strong price / mix benefits from our strategic focus on more premium, high-value segments of the market.
Volume
• Global replacement unit volumes are expected to be 3 to 4%
lower than prior year levels. OE volumes are expected to be up approximately 5%.
• Lower production in the third quarter (4.4 million units below the third quarter 2022), excluding the impact of the Debica fire, will negatively impact fourth quarter unabsorbed overhead by approximately $40 million.
Raw Materials
• We expect raw material costs to be lower than prior year by approximately $300 million.
Price/Mix vs Raws
• We expect the net benefit of price/mix vs raw materials to be approximately $250 million. Price/mix is expected to include the negative price impact from contractual agreements tied to lower raw material costs, as well as the continuing negative mix from commercial truck industry weakness.
Net Cost Savings
• We estimate the impact of net cost savings to be approximately
($65) million compared with the fourth quarter of 2022.
Debica Fire Impact
• The fire that impacted our operations in Debica, Poland is expected to negatively impact fourth quarter segment operating income by approximately $15 million and corporate expense by approximately $5 million. While these amounts will be reflected in operating earnings, the effect will be called out as a
significant item for purposes of our calculation of adjusted EPS.
Tax Rate
• We expect our tax rate to remain elevated for the fourth
quarter, similar to the third quarter, although it will remain sensitive to movements in income across geographies.
Cash Flow
• Fourth quarter free cash flow is expected to be a significant source of cash, in line with historical seasonality.
Volume Considerations for the Fourth Quarter
• Expect consumer replacement industry to be down
mid-single digits, with the U.S. down about 1 to 2% and
double-digit declines in Latin America.
• Commercial replacement industry expected to be down
slightly, with destocking trends easing.
AMERICAS
Consumer and commercial replacement markets reflect different regional dynamics.
• Expect consumer replacement industry in the fourth quarter to be down low- to mid-single digits compared to prior year.
• Commercial replacement industry expected to be flat to
down slightly, with destocking trends easing.
EMEA
• Expect high single-digit industry growth in consumer
replacement.
• Expect consumer OE growth on industry recovery and
the continuing benefit of new fitment wins.
ASIA PACIFIC
Q3 2023—13

OUTLOOK

2023 - Other Financial Assumptions

Additional financial assumptions for 2023 follow.


125 YEARS IN MOTI
GOODYEAR

	Current Assumption	Prior Assumption
Raw Materials [3(a)]	Based on current spot rates, FY ~$40 million lower (Q4 ~$300 million lower)	Based on current spot rates, FY ~$25 million higher (Q3 ~$125 million lower and Q4 ~$250 million lower)
Interest Expense [3(b)]	~$540 million	Same
Other (Income) Expense	Interest income: $60 to $70 million (~$35 million H2)	Same
	Financing fees: ~$50 million [3(b)]	Financing fees: ~$40 million [3(b)]
	Global pension related (excluded from SOI): $90 to $110 million [3(c)]	Same
Cash Taxes [3(d)]	~$200 million	Same
Depreciation & Amortization	~$1 billion	Same
Global Pension Cash Contributions [3(e)]	$25 to $50 million	Same
Working Capital	Source of ~$150 million	Source of ~$100 million
Capital Expenditures	~$1.05 billion	~$1.0 billion
Rationalization Payments	~$100 million	Same
Corporate Other	$150 to $175 million	Same

Other Considerations

- Expect insurance recoveries of approximately $75 million from recent business interruption events (~$55 million likely in 2024 and ~$20 million in 2025).
- Expect benefit of real estate sale and leaseback transactions of $75 to $100 million in 2023

Letter to Investors Financial Results SBU Results Outlook End Notes Disclosures Reference Tables

GOODYEAR Q3 2023 - 14

OUTLOOK
Letter to Investors Financial Results SBU Results Outlook End Notes D i sclosures Reference Tables
1 Segment Operating Income (SOI) results third quarter 2023 versus 2022: (a) Raw materials variance includes raw material cost saving measures; (b) Estimated impact of general inflation (wages, utilities, energy, transportation and other); (c) Includes the impacts of other tire-related businesses, advertising and R&D
2 Debt Maturity Schedule based on September 30, 2023 balance sheet values and excludes notes payable, finance and operating leases and other domestic and foreign debt: (a) At September 30, 2023, our borrowing base was above the U.S. revolving credit facility’s stated
amount of $2.75 billion; At September 30, 2023, there were $790 million of borrowings and $1 million of letters of credit issued; (b) At
September 30, 2023, the amounts available and utilized under the Pan-European securitization program totaled $260 million (€245 million); (c) At September 30, 2023, there were $191 million (€180 million) of borrowings outstanding under the German tranche, $339 million
(€320 million) of borrowings outstanding under the all-borrower tranche and no letters of credit issued under the €800 million European revolving credit facility
3 2023 Other Financial Assumptions: (a) Includes commodity and foreign exchange spot rates; (b) Assumes no refinancing activity; (c)
Excludes one-time charges and benefits from pension settlements and curtailments; (d) Excludes one-time items; (e) Excludes direct benefit payments
Conference Call
The Company will host an investor call on Tuesday, Nov. 7 at 8:30 a.m. EST that will focus on questions and answers. Participating in the conference call will be Richard J. Kramer, chairman, chief executive officer and president; and Christina L. Zamarro, executive vice president and chief financial officer.
The investor call can be accessed on the website or via telephone by calling either (800) 225-9448 or (203) 518-9708 before 8:25 a.m. and providing the conference ID “Goodyear.” A replay will be available by calling (800) 753-4606 or (402) 220-2103. The replay will also remain available on the website.
About Goodyear
Goodyear is one of the world’s largest tire companies. It employs about 74,000 people and manufactures its products in 57 facilities in 23 countries around the world. Its two Innovation Centers in Akron, Ohio, and Colmar-Berg, Luxembourg, strive to develop state-of-the-art products and services that set the technology and performance standard for the industry. For more information about Goodyear and its products, go to www.goodyear.com/corporate.
Q3 2023—15

END NOTES
Letter to Investors Financial Results SBU Results Outlook End Notes D i sclosures Reference Tables
Forward-Looking Statements
Certain information contained in this Investor Letter constitutes forward looking statements for purposes of the safe harbor provisions of The Private
Securities Litigation Reform Act of 1995. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements.
These factors include, but are not limited to: our ability to implement successfully our cost reduction and rationalization actions and other strategic initiatives, including any initiatives resulting from the strategic and operational review of our business that we announced in July 2023; a prolonged economic downturn or period of economic uncertainty; increases in the prices paid for raw materials and energy; inflationary cost pressures;
delays or disruptions in our supply chain or the provision of services to us;
changes in tariffs, trade agreements or trade restrictions; actions and initiatives taken by both current and potential competitors; deteriorating economic conditions or an inability to access capital markets; a labor strike, work stoppage, labor shortage or other similar event; financial difficulties, work stoppages, labor shortages or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; foreign currency translation and transaction risks; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.
Non-GAAP Financial Measures (unaudited)
This Investor Letter presents non-GAAP financial measures, including Total
Segment Operating Income and Margin, Free Cash Flow, Adjusted Net Income
(Loss) and Adjusted Diluted Earnings Per Share (EPS), which are important financial measures for the company but are not financial measures defined by U.S. GAAP, and should not be construed as alternatives to corresponding financial measures presented in accordance with U.S. GAAP.
Total Segment Operating Income is the sum of the individual strategic business units’ (SBUs’) Segment Operating Income as determined in accordance with U.S. GAAP. Total Segment Operating Margin is Total Segment
Operating Income divided by Net Sales as determined in accordance with
U.S. GAAP. Management believes that Total Segment Operating Income and
Margin are useful because they represent the aggregate value of income created by the company’s SBUs and exclude items not directly related to the
SBUs for performance evaluation purposes. The most directly comparable
U.S. GAAP financial measures to Total Segment Operating Income and Margin are Goodyear Net Income (Loss) and Return on Net Sales (which is calculated by dividing Goodyear Net Income (Loss) by Net Sales).
Free Cash Flow is the company’s Cash Flows from Operating Activities as determined in accordance with U.S. GAAP, less capital expenditures.
Management believes that Free Cash Flow is useful because it represents the cash generating capability of the company’s ongoing operations, after taking into consideration capital expenditures necessary to maintain its business and pursue growth opportunities. The most directly comparable U.S. GAAP financial measure is Cash Flows from Operating Activities.
Adjusted Net Income (Loss) is Goodyear Net Income (Loss) as determined in accordance with U.S. GAAP adjusted for certain significant items. Adjusted
Diluted Earnings Per Share (EPS) is the company’s Adjusted Net Income
(Loss) divided by Weighted Average Shares Outstanding-Diluted as determined in accordance with U.S. GAAP. Management believes that
Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share (EPS)
are useful because they represent how management reviews the operating results of the company excluding the impacts of non-cash impairment charges, rationalizations, asset write-offs, accelerated depreciation, asset sales and certain other significant items.
It should be noted that other companies may calculate similarly-titled non-GAAP financial measures differently and, as a result, the measures presented herein may not be comparable to such similarly-titled measures reported by other companies. See the following tables for reconciliations of historical Total Segment Operating Income and Margin, Free Cash Flow,
Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share
to the most directly comparable U.S. GAAP financial measures.
Use of Hyperlinks
The information that can be accessed by clicking on hyperlinks included in this Investor Letter is not incorporated by reference in, or considered to be a part of, this Investor Letter.
Q3 2023—16

IMPORTANT DISCLOSURES
Letter to Investors Financial Results SBU Results Outlook End Notes D i sclosures Reference Tables
TABLE OF CONTENTS
Financial Tables (Unaudited)

Other Data Tables

Q3 2023—17
REFERENCE TABLES
Letter to Investors Financial Results SBU Results Outlook End Notes D i sclosures Reference Tables
(In millions, except per share amounts) 2023 2022 2023 2022
Net Sales $ 5 ,142 $ 5 ,311 $ 14,950 $ 1 5,431
Cost of Goods Sold 4 ,171 4 ,305 1 2,487 1 2,443
Selling, Administrative and General Expense 6 73 6 96 2 ,045 2 ,101
Rationalizations 1 98 4 5 3 02 8 2
Interest Expense 1 38 1 17 4 03 3 31
Other (Income) Expense 2 1 4 2 8 2 (18)
Income (Loss) before Income Taxes (59) 1 06 (369) 4 92
United States and Foreign Tax Expense 2 5 5 8 2 2 1 78
Net Income (Loss) (84) 4 8 (391) 3 14
Less: Minority Shareholders’ Net Income 5 4 7 8
Goodyear Net Income (Loss) $ (89) $ 4 4 $ (398) $ 3 06
Goodyear Net Income (Loss) — Per Share of Common Stock
Basic $ (0.31) $ 0 .16 $ (1.40) $ 1 .08
Weighted Average Shares Outstanding 2 85 2 84 2 85 2 84
Diluted $ (0.31) $ 0 .16 $ (1.40) $ 1 .07
Weighted Average Shares Outstanding 2 85 2 86 2 85 2 86
Nine Months Ended
September 30,
Three Months Ended
September 30,
Table 1 Consolidated Statements of Operations
Q3 2023—18

FINANCIAL TABLES (UNAUDITED)
September 30, December 31,
(In millions, except share data) 2023 2022
Assets:
Current Assets:
Cash and Cash Equivalents $ 1,002 $ 1,227
Accounts Receivable, less Allowance — $104 ($112 in 2022) 3,379 2,610
Inventories:
Raw Materials 822 1,191
Work in Process 223 187
Finished Products 2,919 3,193
3,964 4,571
Prepaid Expenses and Other Current Assets 332 257
Total Current Assets 8,677 8,665
Goodwill 1,010 1,014
Intangible Assets 975 1,004
Deferred Income Taxes 1,526 1,443
Other Assets 1,136 1,035
Operating Lease Right-of-Use Assets 961 976
Property, Plant and Equipment, less Accumulated Depreciation — $12,146 ($11,377 in 2022) 8,214 8,294
Total Assets $ 22,499 $ 22,431
Liabilities:
Current Liabilities:
Accounts Payable — Trade $ 4,110 $ 4,803
Compensation and Benefits 631 643
Other Current Liabilities 1,154 872
Notes Payable and Overdrafts 322 395
Operating Lease Liabilities due Within One Year 200 199
Long Term Debt and Finance Leases due Within One Year 277 228
Total Current Liabilities 6,694 7,140
Operating Lease Liabilities 804 821
Long Term Debt and Finance Leases 8,067 7,267
Compensation and Benefits 968 998
Deferred Income Taxes 107 134
Other Long Term Liabilities 698 605
Total Liabilities 17,338 16,965
Commitments and Contingent Liabilities
Shareholders’ Equity:
Goodyear Shareholders’ Equity:
Common Stock, no par value:
Authorized, 450 million shares, Outstanding shares — 284 million in 2023 (283 million in 2022) 284 283
Capital Surplus 3,126 3,117
Retained Earnings 5,377 5,775
Accumulated Other Comprehensive Loss (3,794) (3,875)
Goodyear Shareholders’ Equity 4,993 5,300
Minority Shareholders’ Equity — Nonredeemable 168 166
Total Shareholders’ Equity 5,161 5,466
Total Liabilities and Shareholders’ Equity $ 22,499 $ 22,431
Table 2 Consolidated Balance Sheets
Q3 2023—19

FINANCIAL TABLES (UNAUDITED)
(In millions) 2023 2022
Cash Flows from Operating Activities:
Net Income (Loss) $ (391) $ 314
Adjustments to Reconcile Net Income (Loss) to Cash Flows from Operating Activities:
Depreciation and Amortization 751 718
Amortization and Write-Off of Debt Issuance Costs 11 11
Provision for Deferred Income Taxes (138) 42
Net Pension Curtailments and Settlements 40 28
Net Rationalization Charges 302 82
Rationalization Payments (72) (72)
Net (Gains) Losses on Asset Sales (68) (98)
Operating Lease Expense 224 225
Operating Lease Payments (207) (208)
Pension Contributions and Direct Payments (54) (45)
Changes in Operating Assets and Liabilities, Net of Asset Acquisitions and Dispositions:
Accounts Receivable (816) (1,380)
Inventories 590 (1,453)
Accounts Payable — Trade (585) 1,053
Compensation and Benefits 45 12
Other Current Liabilities 222 102
Other Assets and Liabilities (58) 42
Total Cash Flows from Operating Activities (204) (627)
Cash Flows from Investing Activities:
Capital Expenditures (807) (765)
Cash Proceeds from Sale and Leaseback Transaction 73 108
Asset Dispositions 3 24
Short Term Securities Acquired (96) (72)
Short Term Securities Redeemed 88 98
Long Term Securities Acquired (11) —
Long Term Securities Redeemed 6 —
Notes Receivable (61) (15)
Other Transactions (13) (26)
Total Cash Flows from Investing Activities (818) (648)
Cash Flows from Financing Activities:
Short Term Debt and Overdrafts Incurred 793 1,183
Short Term Debt and Overdrafts Paid (863) (991)
Long Term Debt Incurred 7,321 8,102
Long Term Debt Paid (6,464) (6,794)
Common Stock Issued (2) (5)
Transactions with Minority Interests in Subsidiaries (4) (9)
Debt Related Costs and Other Transactions (7) 14
Total Cash Flows from Financing Activities 774 1,500
Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash (5) (67)
Net Change in Cash, Cash Equivalents and Restricted Cash (253) 158
Cash, Cash Equivalents and Restricted Cash at Beginning of the Period 1,311 1,164
Cash, Cash Equivalents and Restricted Cash at End of the Period $ 1,058 $ 1,322
September 30,
Nine Months Ended
Table 3 Consolidated Statements of Cash Flows
Q3 2023—20

FINANCIAL TABLES (UNAUDITED)
Table 4 Reconciliation of Segment Operating Income & Margin
Three Months Ended Nine Months Ended
September 30, September 30,
(In millions)     2023202220232022
Total Segment Operating Income    $336 $373$585$1,040
Less:
Rationalizations     1984530282
Interest Expense     138117403331
Other (Income) Expense     214282(18)
Asset Write-Offs and Accelerated Depreciation, Net     86216
Corporate Incentive Compensation Plans     2174357
Retained Expenses of Divested Operations     231010
Other     26379380
Income (Loss) before Income Taxes    $(59) $106$(369)$492
United States and Foreign Tax Expense     255822178
Less: Minority Shareholders’ Net Income     5478
Goodyear Net Income (Loss)    $(89) $44$(398)$306
Net Sales    $5,142 $5,311$14,950$15,431
Return on Net Sales     -1.7%0.8%-2.7%2.0%
Total Segment Operating Margin     6.5%7.0%3.9%6.7%
Q3 2023—21

FINANCIAL TABLES (UNAUDITED)
Table 5 Reconciliation of Free Cash Flows
Three Months Ended Trailing Twelve
September 30, 2023 Months Ended
(In millions)     20232022September 30, 2023
Net Income (Loss)    $(84) $48$(496)
Depreciation and Amortization     245237997
Change in Working Capital     (261)(538)280
Pension Expense     2919112
Pension Contributions and Direct Payments     (16)(12)(69)
Provision for Deferred Income Taxes     (30)—(152)
Rationalization Payments     (22)(13)(95)
Other(a)     369165367
Cash Flows from Operating Activities (GAAP)    $230 $(94)$944
Capital Expenditures     (271)(254)(1,103)
Free Cash Flows (non-GAAP)    $(41) $(348)$(159)
Cash Flows from Investing Activities (GAAP)    $(173) $(245)$(1,084)
Cash Flows from Financing Activities (GAAP)    $(102) $368$(151)
(a) Other includes amortization and write-off of debt issuance costs, net pension curtailments and settlements, net rationalization charges, net (gains)
losses on asset sales, operating lease expense and payments, compensation and benefits less pension expense, other current liabilities, and other assets and liabilities
Q3 2023—22

FINANCIAL TABLES (UNAUDITED)
Table 6 Reconciliation of Total Debt and Net Debt
September 30,     June 30,December 31,September 30,
(In millions)     2023202320222022
Accounts Receivable    $3,379 $3,033$2,610$3,560
Inventories     3,9644,3604,5714,861
Accounts Payable — Trade     (4,110)(4,361)(4,803)(4,891)
Working Capital(a)    $3,233 $3,032$2,378$3,530
Notes Payable and Overdrafts    $322 $539$395$541
Long Term Debt and Finance Leases due Within One Year     277244228266
Long Term Debt and Finance Leases     8,0678,0277,2677,839
Total Debt    $8,666 $8,810$7,890$8,646
Less: Cash and Cash Equivalents     1,0021,0491,2271,243
Net Debt    $7,664 $7,761$6,663$7,403
Working capital represents accounts receivable and inventories, less accounts payable – trade
Q3 2023—23

FINANCIAL TABLES (UNAUDITED)

Table 7 Reconciliation of Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share

Third Quarter 2023

(In millions, except per share amounts)	As Reported	Rationalizations, Asset Write-offs, and Accelerated Depreciation	Debica Fire Impact	Indirect Tax Settlements and Discrete Tax Items	Tupelo Storm Impact	Pension Settlement Charges	Other Legal Claims	Asset and Other Sales	As Adjusted
Net Sales	$ 5,142	$ -	$ 11	$ -	$ 33	$ -	$ -	$ -	$ 5,186
Cost of Goods Sold	4,171	(8)	(3)	-	28	-	-	-	4,188
Gross Margin	971	8	14	-	5	-	-	-	998
SAG	673	-	-	-	-	-	-	-	673
Rationalizations	198	(198)	-	-	-	-	-	-	-
Interest Expense	138	-	-	-	-	-	-	-	138
Other (Income) Expense	21	-	-	-	-	(4)	(4)	6	19
Pre-tax Income (Loss)	(59)	206	14	-	5	4	4	(6)	168
Taxes	25	22	1	8	1	1	1	(2)	57
Minority Interest	5	-	1	-	-	1	-	-	7
Goodyear Net Income (Loss)	$ (89)	$ 184	$ 12	$ (8)	$ 4	$ 2	$ 3	$ (4)	$ 104
EPS	$ (0.31)	$ 0.64	$ 0.04	$ (0.03)	$ 0.01	$ 0.01	$ 0.01	$ (0.01)	$ 0.36

GOODYEAR

Q3 2023 - 24

FINANCIAL TABLES (UNAUDITED)

Table 7 Reconciliation of Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share

Third Quarter 2022

(In millions, except per share amounts)	As Reported	Rationalizations, Asset Write-offs, and Accelerated Depreciation	Other Legal Claims	Pension Settlement Charges	Indirect Tax Settlements and Discrete Tax Items	As Adjusted
Net Sales	$ 5,311	$ -	$ -	$ -	$ -	$ 5,311
Cost of Goods Sold	4,305	-	-	-	-	4,305
Gross Margin	1,006	-	-	-	-	1,006
SAG	696	(6)	-	-	-	690
Rationalizations	45	(45)	-	-	-	-
Interest Expense	117	-	-	-	-	117
Other (Income) Expense	42	-	(14)	(10)	-	18
Pre-tax Income	106	51	14	10	-	181
Taxes	58	(1)	3	3	(2)	61
Minority Interest	4	-	-	-	-	4
Goodyear Net Income	$ 44	$ 52	$ 11	$ 7	$ 2	$ 116
EPS	$ 0.16	$ 0.17	$ 0.04	$ 0.02	$ 0.01	$ 0.40

GOODYEAR

Q3 2023 - 25

FINANCIAL TABLES (UNAUDITED)

Table 7 Reconciliation of Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share

First Nine Months of 2023

(In millions, except per share amounts)	As Reported	Rationalizations, Asset Write-offs, and Accelerated Depreciation	Tupelo Storm Impact	Asset and Other Sales	Pension Settlement Charges	Debica Fire Impact	Foreign Currency Translation Adjustment Write-Off	Indirect Tax Settlements and Discrete Tax Items	Other Legal Claims	Environmental Remediation Adjustment	As Adjusted
Net Sales	**$ 14,950**	$ -	$ 110	$ -	$ -	$ 11	$ -	$ -	$ -	$ -	**$ 15,071**
Cost of Goods Sold	**12,487**	(31)	41	-	-	(3)	-	-	3	5	**12,502**
Gross Margin	**2,463**	31	69	-	-	14	-	-	(3)	(5)	**2,569**
SAG	**2,045**	10	-	-	-	-	-	-	-	-	**2,055**
Rationalizations	**302**	(302)	-	-	-	-	-	-	-	-	**-**
Interest Expense	**403**	-	-	-	-	-	-	-	-	-	**403**
Other (Income) Expense	**82**	-	-	58	(40)	-	5	-	(8)	-	**97**
Pre-tax Income (Loss)	**(369)**	323	69	(58)	40	14	(5)	-	5	(5)	**14**
Taxes	**22**	45	13	(17)	9	1	-	5	2	(1)	**79**
Minority Interest	**7**	-	-	-	1	1	-	1	-	-	**10**
Goodyear Net Income (Loss)	**$ (398)**	$ 278	$ 56	$ (41)	$ 30	$ 12	$ (5)	$ (6)	$ 3	$ (4)	**$ (75)**
EPS	**$ (1.40)**	$ 0.98	$ 0.20	$ (0.14)	$ 0.10	$ 0.04	$ (0.02)	$ (0.02)	$ 0.01	$ (0.01)	**$ (0.26)**

GOODYEAR.

Q3 2023 - 26

FINANCIAL TABLES (UNAUDITED)

Table 7 Reconciliation of Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share

First Nine Months of 2022

(In millions, except per share amounts)	As Reported	Rationalizations, Asset Write-offs, and Accelerated Depreciation	Pension Settlement Charges	Other Legal Claims	Indirect Tax Settlements and Discrete Tax Items	Asset Sales	As Adjusted
Net Sales	$ 15,431	$ -	$ -	$ -	$ -	$ -	$ 15,431
Cost of Goods Sold	12,443	-	-	-	-	-	12,443
Gross Margin	2,988	-	-	-	-	-	2,988
SAG	2,101	(6)	-	-	-	-	2,095
Rationalizations	82	(82)	-	-	-	-	-
Interest Expense	331	-	-	-	-	-	331
Other (Income) Expense	(18)	-	(28)	(15)	-	98	37
Pre-tax Income	492	88	28	15	-	(98)	525
Taxes	178	8	7	4	(20)	(23)	154
Minority Interest	8	-	-	-	-	-	8
Goodyear Net Income	$ 306	$ 80	$ 21	$ 11	$ 20	$ (75)	$ 363
EPS	$ 1.07	$ 0.28	$ 0.07	$ 0.04	$ 0.07	$ (0.26)	$ 1.27

Note: Certain items previously reported in adjusted diluted EPS have been reclassified to conform to the current presentation

GOODYEAR

Q3 2023 - 27

OTHER DATA TABLES

Table 8 Industry and Goodyear Growth Rates

Industry & Goodyear Growth 2023 vs. 2022		Three Months Ended September 30, 2023		Nine Months Ended September 30, 2023	
		Industry	Goodyear	Industry	Goodyear
Americas	Consumer Replacement	3.8%	-4.6%	-3.5%	-8.9%
	Consumer OE	1.7%	-0.9%	8.8%	1.7%
	Commercial Replacement	-16.0%	-10.3%	-18.7%	-12.9%
	Commercial OE	-12.6%	-28.3%	-5.2%	-13.8%
EMEA	Consumer Replacement	-5.1%	-6.3%	-5.6%	-16.6%
	Consumer OE	6.1%	2.6%	15.1%	10.3%
	Commercial Replacement	-5.7%	-11.7%	-9.0%	-19.7%
	Commercial OE	1.6%	-5.0%	6.5%	8.0%
Asia Pacific	Consumer Replacement	-0.3%	-4.4%	0.9%	-1.8%
	Consumer OE	2.6%	21.8%	7.6%	12.3%
	Commercial Replacement	6.6%	4.2%	6.4%	-1.9%
	Commercial OE	13.8%	29.8%	27.8%	20.2%
Total Company	Consumer Replacement	-0.8%	-5.1%	-3.3%	-10.3%
	Consumer OE	2.9%	8.5%	9.3%	7.8%
	Commercial Replacement	-4.5%	-8.7%	-6.3%	-13.6%
	Commercial OE	1.6%	-15.6%	11.8%	-2.9%
Total Company	Replacement	-1.2%	-5.3%	-3.7%	-10.5%
	OE	2.8%	5.7%	9.5%	6.4%

Note: Goodyear's Americas consumer replacement results were negatively impacted by a storm at our Tupelo, MS facility. Excluding this impact, our U.S. consumer replacement growth rate for the nine months ended September 30, 2023 was in line with the industry.

Industry Growth 2023 vs. 2019		Three Months Ended September 30, 2023	Nine Months Ended September 30, 2023
Americas	Consumer Replacement	1.4%	2.3%
	Consumer OE	-8.4%	-7.0%
	Commercial Replacement	6.4%	4.2%
	Commercial OE	-7.1%	-0.6%
EMEA	Consumer Replacement	-15.3%	-10.2%
	Consumer OE	-13.5%	-14.7%
	Commercial Replacement	-21.6%	-15.4%
	Commercial OE	3.6%	0.1%
Asia Pacific	Consumer Replacement	-13.9%	-8.0%
	Consumer OE	14.1%	7.2%
	Commercial Replacement	-18.8%	-15.5%
	Commercial OE	-25.5%	-17.7%
Total Company	Consumer Replacement	-9.3%	-5.4%
	Consumer OE	2.5%	-1.4%
	Commercial Replacement	-12.9%	-10.2%
	Commercial OE	-15.8%	-10.1%
Total Company	Replacement	-9.8%	-6.0%
	OE	0.8%	-2.2%

Note: Industry growth data as reported at time of this Investor Letter

GOODYEAR
Q3 2023 - 28

OTHER DATA TABLES
Table 9 Foreign Currency Rate Assumptions
October 27,
FX Spot Rates    2023 2022
USD / BRL    5.015 5.341
USD / CNY    7.317 7.229
USD / EUR    0.945 1.003
USD / TRY    28.139 18.614
EUR / TRY    29.768 18.553

OTHER DATA TABLES
Table 10 Commodity Spot Rate Assumptions
October 27,
Commodity Rates    2023 2022Modeling Assumption Comments
Butadiene ($ / LB)    $ 0.38 $0.56Key driver of synthetic rubber prices
Natural Rubber ($ / LB)    0.66 0.55Driver of natural rubber prices
Crude Oil ($ / BBL)    90.48 96.96Proxy for pigments, chemicals, oils
Steel ($ / Tonne)    944.79 1,142.04Key driver of wire prices
NA HSFO ($ / BBL)    73.88 56.19Key driver of carbon black prices
Polyester ($ / LB)    0.47 0.48Key driver of fabric prices